Exhibit 99.1

TREX MEDICAL FRANCE SA

AUDITED FINANCIAL STATEMENTS AND NOTES THERETO

AS OF SEPTEMBER 30, 2002 AND 2001 AND THE THREE YEARS THEN ENDED.

TREX MEDICAL FRANCE SA

INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Auditors on the Combined Financial Statements	1
Combined Balance Sheets as of September 30, 2002 and 2001	2
Combined Statements of Operations for the Years Ended September 30, 2002, 2001 and 2000	3
Combined Statements of Shareholder's Deficit for the Years Ended September 30, 2002, 2001 and 2000	4
Combined Statements of Cash Flows for the Years Ended September 30, 2002, 2001 and 2000	5
Notes to Combined Financial Statements	6

TREX MEDICAL FRANCE SA

REPORT OF INDEPENDENT AUDITORS ON THE COMBINED FINANCIAL STATMENTS

We have audited the accompanying combined balance sheets as of September 30, 2002 and 2001, of the corporations listed in Note 2.1, and the related combined statements of operations, shareholders' equity, and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the corporations listed in Note 2.1 at September 30, 2002 and 2001, and the combined results of their operations and their cash flows for each of the three years then ended in conformity with accounting principles generally accepted in the United States.

Paris-La éfense, January 15, 2003,

Barbier Frinault et Associés Ernst & Young Network Philippe Mongin

See notes to combined financial statements

TREX MEDICAL FRANCE SA

COMBINED BALANCE SHEETS
(In thousands of euros)	September 30,

	2002	2001

	€	€
Assets

Current assets:
Cash held at bank	2,922	2,502
Trade accounts receivable, net of allowances of 1,364 K€ in 2002 and 1,797 K€ in 2001	10,884	11,428
Inventories	6,895	6,489
Prepaid expenses and other current assets	656	622

Total current assets.	21,357	21,041

Property and equipment, net	1,633	994

Other assets:
Investments in equity investee	50	968
Deferred income taxes	1,325	651
Goodwill, net of accumulated amortization of 12,217 K€ in 2002 and 10,194 K€ in 2001	8,008	10,030
Intangible assets, net of accumulated amortization of 973 K€ in 2002 and 801 K€ in 2001	19	431

Total assets	32,392	34,115

Liabilities and shareholders' deficit

Current liabilities:
Trade accounts payable	4,809	3,599
Income taxes payable	2,841	12
Accrued compensation expense	3,903	2,804
Accrued warranty expense	1,824	1,280
Deferred revenue	660	550
Customers’ deposits	307	21
Accrued products recall	962	1,524
Other current liabilities	1,534	2,338

Total current liabilities	16,840	12,128

Payable to related party	21,846	37,082

Commitments and contingencies	-	-

Shareholders' deficit:
Common stock: 25,000,000 shares of par value € 0.1524 issued and outstanding as of September 30, 2002 and 2001, respectively	3,811	3,811
Additional paid-in capital	6,274	-
Accumulated deficit	(16,630)	(19,323)
Other comprehensive income	251	417

Total shareholders' deficit	(6,294)	(15,095)

Total liabilities and shareholders' deficit	32,392	34,115

See notes to combined financial statements

TREX MEDICAL FRANCE SA

COMBINED STATEMENTS OF OPERATIONS

(In thousands of euros)	Year ended September 30,

	2002	2001	2000

	€	€	€

Revenues	58,591	60,945	53,023
Costs of sales	29,166	33,763	28,505

Gross profit	29,425	27,182	24,518

Research and development expenses	2,881	2,462	1,684
Selling and marketing expenses	8,245	8,891	9,521
Goodwill and intangible assets amortization	2,497	3,133	3,220
General and administrative expenses	9,877	8,980	10,850

Total operating expenses	23,500	23,466	25,275

Operating income (loss)	5,925	3,716	(757)

Interest expense	(1,697)	(2,423)	(2,308)
Interest income	183	128	-
Foreign exchange gain (loss)	257	(23)	74
Equity in earnings of the Indonesian JV	(449)	65	280
Loss on sale of business	-	(9,845)	-
Other income (expense), net	884	-	(104)

Income (loss) before income taxes	5,103	(8,382)	(2,815)
Provision (benefit) for income taxes	2,410	461	(129)

Net income (loss)	2,693	(8,843)	(2,686)

See notes to combined financial statements

TREX MEDICAL FRANCE SA

COMBINED STATEMENTS OF SHAREHOLDERS' DEFICIT

(In thousands of euros, except number of shares)
	Number of shares	Common stock	Additional paid-in capital	Accumulated deficit	Cumulative other comprehensive income (loss)	Total Shareholders' deficit

		€	€	€	€	€

At October 1, 1999	25,000,000	3,811	-	(7,794)	675	(3,308)

Net loss				(2,686)		(2,686)
Currency translation adjustment					(177)	(177)
Comprehensive loss						(2,863)

At September 30, 2000	25,000,000	3,811	-	(10,480)	498	(6,171)

Net loss				(8,843)		(8,843)
Currency translation adjustment					(81)	(81)
Comprehensive loss						(8,924)

At September 30, 2001	25,000,000	3,811	-	(19,323)	417	(15,095)

Net income				2,693		2,693
Currency translation adjustment					(166)	(166)
Comprehensive income						2,527
Contribution to additional paid in capital (see note 2.1).			6,274			6,274

At September 30, 2002	25,000,000	3,811	6,274	(16,630)	251	(6,294)

See notes to combined financial statements

TREX MEDICAL FRANCE SA

COMBINED STATEMENTS OF CASH FLOWS

(In thousands of euros)	Year ended September 30,

	2002	2001	2000

	€	€	€
Cash flows from operating activities:
Net income (loss)	2,693	(8,843)	(2,686)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and write-off of goodwill	2,022	11,861	2,997
Depreciation and amortization of property and equipment and intangibles	883	1,191	996
Deferred income taxes	674	(93)	193
Impairment loss on intangible assets	303	-	-
Loss on sale of equipment	(34)	(184)	-
Equity in earnings of the Indonesian Joint Venture	449	(65)	(280)
Dividend received from the Indonesia Joint Venture	198	241	-
USA Interco adjustment	(885)	168	148
Change in assets and liabilities:
Accounts receivable	544	1,979	(1,698)
Inventory	(406)	849	2,831
Prepaid expenses and other current assets	(34)	(161)	173
Accounts payable	1,210	(1,796)	(1,367)
Income taxes payable	2,829	(302)	(472)
Accrued compensation expense	1,099	133	433
Accrued warranty expense	544	(553)	(254)
Deferred revenue	110	(549)	637
Accrued products recall	(562)	1,372	152
Customers' deposits	286	(475)	(135)
Other current liabilities	(802)	(861)	(969)

         Net cash provided by operating activities

	11,121	3,912	699

Cash flows from investing activities:
Acquisition of property and equipment	(1,125)	(658)	(531)
Acquisition of intangible assets	(389)	(53)	(50)
Net proceed from sale of assets	-	320	-
Net proceed from sale of business	-	1,006	208

         Net cash (used in) provided by investing activities

	(1,514)	615	(373)

Cash flows from financing activities:
Proceeds from loan.	-	-	654
Repayment of loan, excluding additional paid in capital (see note 2.1)	(8,962)	(5,061)	-

         Net cash (used in) provided by financing activities

	(8,962)	(5,061)	654

Effect of exchange rate changes on cash and cash equivalents	(225)	(193)	(352)

Net increase (decrease) in cash and cash equivalents	420	(727)	628

Cash and cash equivalents, beginning of year	2,502	3,229	2,601

Cash and cash equivalents, end of year	2,922	2,502	3,229

Supplemental disclosures of cash flow information
Noncash transactions:
Increase of additional paid-in capital by incorporation of related party payable	6,274	-	-

See notes to combined financial statements

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

1.        THE COMPANY

Trex Medical France, S.A. (the "Company") was incorporated as a Société Anonyme or limited liability corporation under the laws of the Republic of France in April 1998, to develop, manufacture and market conventional and digital radiographic imaging systems, mainly for the dental market, such as intraoral and extraoral x-ray machines, cameras, dental x-ray sensors, software for computer generated electronic x-ray images, and other devices. The Company's products are marketed through a network of subsidiaries located in Europe, Japan, and the United States, to dental professionals worldwide, through independent non-exclusive dental product resellers.

The Company is a wholly owned subsidiary of Thermo Electron, Inc., and has been consolidated in the financial statements of Thermo Electron, Inc. until December 23, 2002, and reflected as discontinued operations since September 15, 2000. Business was carried out on a stand-alone basis and all costs of doing business are included in the Company’s financial statements for all the periods presented.

These financial statements have been issued on a combined basis, for the purpose of the acquisition of the Company by PracticeWorks, Inc. of the business formed by Trex Medical France, S.A. and its subsidiaries and Trophy Dental, Inc. (See note 2.1).

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The combined financial statements of Trex Medical France, S.A. and its subsidiaries have been prepared in euros and in accordance with accounting principles generally accepted in the United States (US GAAP).

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, depreciation and amortization, the allowance for doubtful accounts receivable and obsolete inventories, the extent of required warranty reserve, the extent of the contingency for product liability claims, and the need for a valuation allowance on deferred tax assets. Actual results could differ from those estimates.

2.1.        Basis of presentation

The combined financial statements include the accounts of TREX MEDICAL SA and its wholly owned subsidiaries (collectively, the "Company"): Trophy Radiologie SA (France), Trophy Gmbh (Germany), Trophy Benelux SA  (Belgium), Trophy Radiologia SL (Spain), Trophy Radiologie Italia Srl (Italy), Trophy Radiologie Ltd (United Kingdom), Trex Trophy Dental, Inc. (USA) and Trophy Radiologie KK (Japan).

The US subsidiary, Trophy Dental, Inc., was sold by the Company in September 1999 to Trex Medical Systems Corp., a wholly owned subsidiary of Thermo Electron, Inc., and reacquired in January 2002. These combined financial statements include the US subsidiary as if the restructuring under common control had not taken place. Payment of the purchase price to Trex Medical Systems Corp. occurred at the time of the repurchase. The related receivable is eliminated in the combination, and did not bear interest. Prior to the repurchase, Trex Medical Systems Corp. forgave a debt of 6.3 millions of euros in favor of Trophy Dental, Inc., which was reflected as a contribution to additional paid-in capital in the accompanying combined financial statements.

Trophy Radiologie SA also owns 51% of a joint venture in Indonesia. Minority partners in the joint venture exercise substantive participating rights, which would allow them to veto or block decisions taken by Trophy Radiologie SA.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

Consequently, the joint venture is accounted for under the equity method. Condensed financial information of the joint venture is not presented, as it is not material to the combined financial statements of the Company.

2.2          Foreign currency translation

Foreign currency translation of the financial statements of non-Euro subsidiaries

The financial statements of foreign subsidiaries (Trophy Radiologie Ltd (United Kingdom), Trex Trophy Dental, Inc. (USA) and Trophy Radiologie Inc. (Japan)) are translated into euros in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation” (SFAS 52). The functional currency for the Company's foreign operations is the applicable local currency. All assets and liabilities of the Company's foreign subsidiaries are translated to euros at year-end exchange rates, while elements of the statement of operations are translated at average exchange rates in effect during the year. The net effect of these translation adjustments is shown in the accompanying combined financial statements as a component of shareholders' deficit.

Accounting for transactions denominated in foreign currency

Fixed assets and inventories acquired in foreign currencies are translated into the functional currency using the exchange rate prevailing at the date of the acquisition. All amounts receivable or payable in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. The resulting unrealized exchange gains and losses are carried to the statements of operations.

Derivatives

The Company has minimal use of derivative financial instruments as defined under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

2.3          Revenue Recognition

Equipment

The Company recognizes revenue on sales of equipment with no significant remaining vendor obligation, when title to the machine passes (depending on terms, either upon shipment or delivery), and the customer has the intent and ability to pay in accordance with contract payment terms that are fixed or determinable. Amounts received from customers in advance of product shipment are classified as customers’ deposits.

Services

Revenues related to services and maintenance contracts are recognized when the services are rendered. Billings or cash receipts in advance of services due under maintenance contracts are recorded as deferred revenue.

Revenues from the sale of extended warranties on the Company's products are recognized on a straight-line basis over the life of the extended warranty, which is generally for a one-year period. There are no special warranties or privileges given to any end-users or distributors that would cause any significant exposure to the Company for future returns of any unsold products.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

2.4          Shipping and handling costs

The Company recognizes revenue from shipping and handling of its products as a component of revenue. Shipping and handling costs are recorded as a component of cost of sales.

2.5          Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method or the declining balance method over the estimated useful life of the related assets as follows:

Machinery and equipment	8 to 10 years
Furniture, fixtures, fittings	3 to 5 years
Software	1 year

Leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful life or the term of the lease.

2.6          Impairment of long-lived assets

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), the Company evaluates the recoverability of property, equipment and other assets, if facts and circumstances indicate that any of those assets might be impaired. An evaluation compares the estimated future undiscounted cash flows associated with the asset to the asset's book value to determine if the asset is impaired. Any impairment would be recognized as an expense in the period in which the impairment arose.

2.7          Goodwill and other intangible assets

Intangible assets primarily consist of goodwill and purchased patents. The basis for valuation of intangible assets is historical acquisition cost. Amortization of intangible assets is calculated by the straight-line method over the shorter of the contractual or estimated useful life of the assets concerned, as follows:

Goodwill	10 years
Patents	5 years

The Company would provide for goodwill and other intangible assets impairment if undiscounted estimated future cash flows are not sufficient to recover the recorded amount. If a provision were necessary, the Company would write down the value of the intangible assets to the value of the discounted future cash flows and also evaluate the remaining estimated useful life of the assets as appropriate.

2.8          Inventories

Inventories are stated at the lower of cost, determined on the average cost method, or market (net realizable value). The Company establishes reserves for inventory estimated to be obsolete, unmarketable or slow moving inventory on a case by case basis, equal to the difference between the cost of inventory and estimated market value based upon assumptions about future demand, technology changes and market conditions.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

2.9          Warranty costs

The Company generally provides customers a warranty with each product and accrues warranty expense at time of sale based upon historical claims experience. Actual warranty costs incurred are charged against the accrual when paid. Warranty expenses amount to 1,338 K€, 968 K€ and 762 K€ for the years ended September 30, 2002, 2001 and 2000, respectively, and are classified in "General and Administrative Expenses" in the statements of operations.

2.10          Research and Development Costs

Research and development costs are expensed when incurred.

2.11          Advertising costs

Advertising costs are recorded as an expense in the period in which they are incurred. Advertising costs totaled 1,914 K€, 1,590 K€ and 1,506 K€ for the years ended September 30, 2002, 2001 and 2000, respectively.

2.12          Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (SFAS 109). Under SFAS 109, deferred tax assets are determined based on the difference between the financial reporting and tax basis of assets and liabilities, applying enacted statutory tax rates in effect for the year in which the tax differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.

2.13          Employee benefits

Pension, post-retirement, and post-employment benefits for most of the Company’s employees are sponsored by local governments. The Company’s liability with respect to these plans is mostly limited to specific payroll deductions.

French law also requires payment of a lump sum retirement indemnity to all employees based upon years of service and compensation at retirement. Benefits do not vest prior to retirement. There is no formal plan and no funding of the obligation is required. The provision has been calculated taking into account the estimated payment at retirement (discounted to the current date), turnover and salary increases. As of September 30, 2002 and 2001, the total reserves for retirement indemnities amounts to 550 K€ and 440 K€, respectively.

In the United States, the Company sponsors a defined contribution plan, which qualifies under section 401(k) of the Internal Revenue Code. During 2002, 2001 and 2000, the Company made contributions of approximately 34 K€, 30 K€ and 24 K€ to the plan, respectively. All employees are eligible to enroll in the plan and can contribute up to 15% of their eligible wages into the Plan, so long as the total contributions do not exceed dollar limits established under IRS regulations. The Company matches up to a maximum of 4.5% of the employee's compensation.

In accordance with the social security law in Italy, the Company accrues for additional compensation for its employees working in Trophy Radiologie Italia under the TFR (Trattamento Fine di Rapporto). This accrual is reevaluated each year according to the law and to the employees' contracts. These benefits are to be paid to the employees when they leave the Company, whatever the reason. As of September 30, 2002 and 2001, the accrual amounts to 120 K€ and 101 K€, respectively.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

2.14          New accounting standards

In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142).Under SFAS 142, goodwill and indefinite lived intangible assets will no longer be amortized but will be reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. SFAS 142 is effective for fiscal years beginning after December 15, 2001. With the adoption of SFAS 142 on October 1, 2002, the Company will no longer amortize goodwill but will continue to amortize intangible assets. Upon adoption of SFAS 142, no goodwill is deemed to be impaired.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company is required to adopt this statement no later than its fiscal year beginning October 1, 2002. The Company is in the process of evaluating the impact of SFAS 143 on its financial statements.

In August 2001, the Financial Accounting Standards Board Issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), effective for fiscal years beginning after December 15, 2001. This statement supersedes SFAS 121 and other accounting and reporting guidance regarding the disposal of a segment of a business. The Company is required to adopt this statement no later than its fiscal year beginning October 1, 2002. The Company is in the process of evaluating the impact of SFAS 144 on its financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Statement replaces EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The Company is required to apply SFAS 146 prospectively to exit or disposal activities initiated after December 31, 2002, with earlier application encouraged. The Company does not expect that the adoption will have a material impact on its financial position, results of operations or cash flows.

3.          SALE OF STEPHANIX

On July 1, 2001, the Company sold one of its subsidiaries, Stephanix, to Sedecal SL for cash consideration amounting to 1,005 K€. Stephanix' operations were included in the combined financial statements of Trex Medical France through the date of disposition. The Company recorded in 2001 a net loss of 9,845 K€ attributable to the sale of the assets of Stephanix.

The following schedule sets forth Stephanix' net contribution to the Company's combined statement of operations for the years ended September 30, 2001 and 2000:

(In thousands of euros)	Year ended September 30,

	2001	2000

	€	€

Revenues	4,834	7,261
Operating loss	(190)	(274)
Net loss	(598)	(172)

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

4.          INVENTORIES

Inventories consist of the following:

(In thousands of euros)	September 30,

	2002	2001

	€	€

Components and spare parts	3,989	3,832
Work-in-progress	440	794
Finished goods	4,239	4,553

Total gross inventories	8,668	9,180

Reserve	(1,773)	(2,691)

Total net inventories	6,895	6,489

5.          PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

(In thousands of euros)	September 30,

	2002	2001

	€	€

Furniture, fixture and fittings	6,681	6,325
Computer equipment and software	2,178	1,553
Leasehold improvements	1,125	1,034

Total gross value	9,984	8,912

Less: accumulated depreciation and amortization	(8,351)	(7,918)

Total net value	1,633	994

Depreciation expense related to property and equipment totaled 711 K€, 1,010 K€ and 773 K€ for the years ended September 30, 2002, 2001 and 2000, respectively.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

6.          INTANGIBLE ASSETS

Intangible assets include the following:

(In thousands of euros)	September 30,

	2002	2001

	€	€

Patents	1,295	1,232
Goodwill	20,225	29,134

Total gross value	21,520	30,366

Less: write-off of goodwill on sale of business	-	8,910
Less: impairment loss	303	-
Less: accumulated amortization	13,190	10,995

Total net value	8,027	10,461

Amortization expense related to goodwill totaled 2,022 K€, 2,951 K€ and 2,997 K€ for the years ended September 30, 2002, 2001 and 2000, respectively. Amortization expense related to other intangible assets totaled 172 K€, 181 K€ and 223 K€ for the years ended September 31, 2002, 2001 and 2002, respectively.

The Company performs annual reviews of the carrying value of its patents. In 2002, the Company recorded an impairment charge of 303 K€ to bring the carrying value of the unused patent to zero.

7.          ACCRUED PRODUCTS RECALL

The Company has been a defendant in several legal matters arising from 1996 to August 2000 in Belgium, France, Germany, Israel, Italy, the United Kingdom and the United States, caused by defects on two of its products, the Irix arms scissors Series 1, commercialized between 1990 and 1992, and the Irix arms scissors Series 2, commercialized between 1993 and 1994. These defects forced the Company to initiate in 2001 a recall of the related products, which consists mostly of on-site reviews by Trex Medical France's technical personnel of all products sold and, when deemed necessary, a free replacement for the defective products, or the implementation of a corrective kit. Management estimates that the on-site technical reviews will be completed by 2003. Based on management's estimates of pending on-site technical reviews, and free replacements, as well as the estimation of the likely outcome of the existing claims in consultation with the Company's lawyers, the Company accrued a provision of 1,524 K€ as of September 30, 2001. For the year ended September 30, 2002, 562 K€ were used. As of September 30, 2002, the provision amounts to 962 K€, of which 148 K€ relates to the estimated costs of pending on-site technical reviews, 630 K€ relates to the estimated future free replacements, and 184 K€ relates to the settlement of the existing claims. The main assumptions used in the measurement of the provision are the probability of free replacement for Series 2 and the estimate of settlements compared to the total amounts claimed.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

8.          PAYABLE TO RELATED PARTY

The Company has the following debt with its parent Company, Thermo Electron, Inc.:

(In thousands of euros)	Year ended September 30,

	2002	2001

	€	€
Payable to Thermo Electron, Inc.	21,164	35,458
Accrued interests	682	1,624

Total	21,846	37,082

The advance made by Thermo Electron, Inc. to the Company generated interests calculated according to the fiscal rate applicable to private companies. The weighted average interest rate amounts to 5.74% and 6.33% for the years ended September 30, 2002 and 2001. Interests paid totaled 842 K€ and 574 K€ for the years ended September 30, 2002 and 2001, respectively. No interests was paid in 2000.

INCOME TAXES

The Company has opted for tax consolidation in France.

Income (loss) before income taxes is comprised of the following components:

(In thousands of euros)	Year ended September 30,

	2002	2001	2000

	€	€	€

France	2,840	(7,056)	(1,921)
Other countries	2,263	(1,326)	(894)

Total	5,103	(8,382)	(2,815)

The provision for income taxes consists of the following:

(In thousands of euros)	Year ended September 30,

	2002	2001	2000

	€	€	€
Current:
France	2,487	47	(311)
Other countries	597	321	375

Total current	3,084	368	64

Deferred:
France	(674)	93	(193)
Other countries	-	-	-

Total deferred	(674)	93	(193)

Total	2,410	461	(129)

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

A reconciliation of income taxes computed at the French statutory rate (35.43% in 2002, 36.43% in 2001 and 36.43% in 2000) to the provision for income taxes is as follows:

(In thousands of euros)	Year ended September 30,

	2002	2001	2000

	€	€	€

Tax provision computed at the French statutory rate	2,083	(3,008)	(1,024)
Effect of foreign tax rates differential	115	41	3
Change in valuation allowance	28	382	732
Non-deductible goodwill	716	4,238	1,092
Effect of lower tax rate	255	12	(36)
Utilization of loss carry forward	(706)	(1,099)	(1,557)
Others	(81)	(105)	661

Total	2,410	461	(129)

Deferred taxes reflect the net tax effects of loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Significant components of the Company's deferred taxes consist of the following:

(In thousands of euros)	Year ended September 30,

	2002	2001

	€	€
Deferred tax assets:
Elimination of intercompany profit in inventory	793	682
Net operating loss carry forward	279	161
Accrued vacation not deductible	274	230
Employee benefits not deductible	478	221
Other temporary differences	602	553
Valuation allowance	(349)	(171)

Total deferred tax assets	2,077	1,676

Deferred tax liabilities:
Affiliates' reserves	752	1,025

Total deferred tax assets	752	1,025

Net deferred tax assets	1,325	651

10.          CONCENTRATION OF CREDIT RISKS AND CUSTOMER INFORMATION

Substantially all of the Company's sales are to domestic and foreign dentists, doctors, and distributors of dental and medical supplies and equipment. Financial instruments that potentially subject the Company to concentrations of credit risks consist principally of cash and accounts receivable from customers, primarily located in France, the United States and the United Kingdom.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company maintains cash deposits with major banks. Management periodically assesses the financial condition of these institutions and believes that any possible credit risk is limited.

The Company has procedures in effect to monitor the creditworthiness of its customers. The Company obtains bank guarantees or advanced payment for first-time or infrequent customers, and in certain cases obtains insurance from French Governmental agencies against the risk of uncollectibility on foreign customers.

The Company reviewed individual customer balances considering current and historical loss experience and general economic conditions in determining the allowance for doubtful accounts receivable of 1,364 K€ and 1,797 K€ at September 30, 2002 and 2001, respectively. Ultimate losses may vary from the current estimates, and any adjustments are reported in earnings in the period in which they become known.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and payable to related party approximates fair value due to their short maturities.

The Company generated approximately 13.8% of its 2002 revenues from a single customer. As of September 30, 2002, approximately 1,275 K€ or 10.6% of the Company's accounts receivable were attributable to this customer. No customer accounted for more than 10% of the Company's net sales in 2001 and in 2000.

11.          COMMITMENTS AND CONTINGENCIES

11.1          Leases

The Company leases its facilities, certain equipment and cars under operating leases, which expire at various dates through 2007. The rent expenses for these operating leases amounted to 814 K€, 638 K€ and 624 K€ for the years ended September 2002, 2001 and 2000, respectively.

As of September 30, 2002, aggregate future minimum lease payments under non-cancelable operating leases and capital leases are as follows (in thousands of euros):

Fiscal year ending September 30,	Operating Leases

€

2003	963
2004	744
2005	493
2006	26
2007	7
Thereafter	-

Total future minimum lease payments	2,201

11.2          Trademark Agreement

The Company entered into a trademarks sale agreement with Dr. F. Mouyen in June 1997. Pursuant to the agreement, Dr. Mouyen agreed for the use of two trademarks by Trophy Radiologie SA, and Trophy Radiologie SA agreed to make monthly payments of 2.3 K€ to Dr. F. Mouyen until his death. The transfer of property will occur upon Dr. F. Mouyen's death.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

11.3          Litigations

The Company is involved in a number of claims and lawsuits considered normal in its business, including employee litigations, product liability matters and counterfeit. While it is not possible to predict the outcome of legal actions brought against the Company, the Company believes that the liability resulting from the pending claims and suits would not have a material adverse effect on the results of its operations, cash flows, or financial position as of September 30, 2002, and for the year then ended.

11.4          Other commitments

In 1999, Trophy Radiologie SA entered into an arrangement under which it committed to the performance of maintenance services with the Philippines’ Ministry of Health. Following the disposal of Stephanix, Trophy Radiologie SA received a symmetrical commitment by the new owner of Stephanix.

12.          SEGMENT AND GEOGRAPHIC INFORMATION

Since its inception, the Company has operated in the single industry segment of developing, manufacturing and marketing medical and dental devices.

The following table presents net sales and long-lived assets by geographical territory.

(In thousands)	Year ended September 30,

	2002	2001	2000

	€	€	€

France:
Net sales	23,548	30,410	28,038
Long-lived assets	9,216	11,103	24,097

Europe (France excluded):
Net sales	21,917	19,918	15,909
Long-lived assets	345	233	114

United States:
Net sales	5,481	4,176	4,833
Long-lived assets	93	108	269

Asia:
Net sales	7,645	6,441	4,243
Long-lived assets	6	11	8

Total Net sales	58,591	60,945	53,023

Total Long-lived assets	9,660	11,455	24,488

At September 30, 2002 and 2001, combined accounts receivable included 6,319 K€ and 5,867 K€, respectively, due from customers located outside of France.

TREX MEDICAL FRANCE SA

NOTES TO COMBINED FINANCIAL STATEMENTS

13.          SUBSEQUENT EVENTS

On December 20, 2002, Trophy Radiologie S.A. sold its 51% participation in Trophy Rajawali Indonesia for 50 K€. The Company recognizes a 606 K€ impairment loss, which is classified in "Equity in earnings of the Indonesian JV" in the statements of operations for the year ended September 30, 2002, to reflect the decrease in the market value of Trophy Radiologie's share in the joint venture.

On December 23, 2002, PracticeWorks, Inc., a United States based, publicly traded company, acquired all of the outstanding common stock of the Company for approximately $ 54 million dollars including estimated transaction costs.